Exhibit 3.ii

AMENDED AND RESTATED BY-LAWS

of

PAXAR CORPORATION

ARTICLE I

Meetings of Shareholders

SECTION 1. Annual Meeting. The annual meeting of the shareholders of Paxar Corporation (“the Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the office of the Corporation or at such other place and at such hour as shall be designated by the Board of Directors of the Corporation (the “Board”). If the annual meeting shall not be held on that day, the Board may call a special meeting for the election of directors, which meeting shall be held within two months after said day.

SECTION 2. Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by statute, may be called at any time by the Board and shall be called by the Secretary of the Corporation (the "Secretary") upon the request in writing of a shareholder or shareholders holding of record at least ten (10) percent of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

SECTION 3. Notice of Meetings. Notice of the place, date and hour of holding each annual and special meeting of the shareholders and the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope, not less than ten nor more than fifty days before the date of such meeting, to each shareholder entitled to vote at such meeting, and, if mailed, it shall be directed to such shareholder at the address as it appears on the record of shareholders, unless a written request has been filed with the Secretary that notices be mailed to some other address, in which case it shall be directed to such other address. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver, of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

SECTION 4. Quorum. At all meetings of the shareholders the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of business, except as otherwise provided by statute. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 5. Organization. At each meeting of the shareholders the Chairman of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President or any Vice President, shall act as chairman of the meeting. The Secretary shall act as secretary of the meeting and keep the minutes thereof, or if the Secretary is not present or able to act, the chairman of the meeting shall appoint the secretary of the meeting,.

SECTION 6. Order of Business. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

SECTION 7. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for every share of such stock shown as owned by such holder on the record of shareholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 5 of Article V of these By-laws as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or

(b) if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act on said shareholder's behalf by means of a proxy signed by such shareholder or the shareholder's attorney-in-fact. Any such proxy shall be dated and shall be effective for a period of eleven months from such date. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise provided by statute or the Certificate of Incorporation, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder's proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 8. List of Shareholders. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent for the Corporation, shall be produced at any meeting of the shareholders upon the request of any shareholder made at or prior to such meeting.

SECTION 9. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of the inspector's ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request, or matter determined by them, and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

ARTICLE II

Board of Directors
SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

SECTION 2. Number, Qualifications, Election and Term of Office. The number of directors of the Corporation shall not be less than three or more than fifteen. The Board shall fix the number of directors from time to time. Any increase in the number of directors shall be effective forthwith. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the shareholders unless there shall be vacancies in the Board, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. All the directors shall be not less than eighteen years of age. Directors need not be shareholders. Except as otherwise provided by statute, the directors shall be elected at the annual meeting of the shareholders and at each meeting of the shareholders for the election of directors at which a quorum is present the persons receiving a majority of the votes cast at such election shall be elected. The Board shall be comprised of two classes as nearly equal in size as possible. Each class shall serve for a period of two years and shall be subject to re-election in alternate years. Each director shall hold office until the next annual meeting of shareholders at which his or her class is subject to re-election and until a successor shall have been duly elected and qualified, or until death, resignation or removal, as hereinafter provided in these By-laws.

SECTION 3. Place of Meetings. Meetings of the Board shall be held at the principal office of the Corporation in the State of New York or at such other place, within or without such state, as the Board may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4. First Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may he held at any other time or place (within or without the State of New York) as specified in a notice thereof given pursuant to Section 7 of this Article II.

SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-laws.

SECTION 6. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board.

SECTION 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of New York) of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, sent electronically or by facsimile transmission to each director, addressed to the director at the director's residence or usual place of business, by first-class mail express mail, electronic or facsimile transmission, at least two days before the day on which such meeting is to be held, or shall be delivered personally or by telephone, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice.

SECTION 8. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 9. Consent. Any action that may be taken by vote may be taken without a meeting by the unanimous written consent of all directors.

SECTION 10. Organization. At each meeting of the Board, the Chairman of the Board, or, in the absence of the Chairman of the Board, the Lead Director, if the Board shall have elected one of its members to such a position, or, if there is no Lead Director or in the Lead Director's absence, the Chief Executive Officer, shall act as chairman of the meeting and preside thereat. The Secretary (or, in the Secretary's absence, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 11. Telephonic Attendance. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or any committee thereof by means of a conference telephone or other similar audio or video communications equipment that permits all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

SECTION 12. Resignations. Any directors of the Corporation may resign at any time by giving written notice of resignation to the Board, the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 13. Vacancies. Any vacancy in the Board, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office or by the shareholders at the next annual meeting thereof or at a special meeting thereof, and each director so elected shall hold office for the unexpired term of the previous director.

SECTION 14. Removal of Directors. Any director may be removed, with or without cause, at any time, by the shareholders at a special meeting thereof. Any director may be removed, with cause, by the Board at a special meeting thereof.

SECTION 15. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

ARTICLE III

Officers

SECTION 1. Number and Qualifications. The officers of the Corporation may include the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice-Presidents, the Controller, the Treasurer and the Secretary and one or more Assistant Secretaries, Assistant Controllers, and Assistant Treasurers. Any two or more offices may be held by the same person, except that the Chairman of the Board or the Chief Executive Officer or the President shall not also be a vice-President. None of the officers of the Corporation, except the Chairman of the Board, need be a member of the Board. All officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the shareholders, or until a successor shall have been duly elected and shall have qualified, or until death, resignation, or removal, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the Chief Executive Officer the power to appoint, such other officers (including one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the Chief Executive Officer.

SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board or the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not he necessary to make it effective.

SECTION 3. Removal. Any officer elected by the Board may be removed, either with or without cause, at any time, by the Board at any meeting of the Board. Any officer or agent of the Corporation appointed by the Chief Executive Officer may be removed, either with or without cause, at any time, by the Chief Executive Officer.

SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment to such office.

SECTION 5. The Chief Executive Officer. The Chief Executive Officer may also hold the titles of President and Chairman of the Board. As the chief executive officer of the Corporation, he or she shall be responsible for the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed and perform all duties incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned by the Board.

SECTION 6. Chairman of the Board. The Chairman of the Board shall be a member of the Board and, if present, shall preside at each meeting of the Board. The Chairman shall keep in close touch with the administration of the affairs of the Corporation, shall advise and provide counsel to the Chief Executive Officer and shall perform such other duties as may from time to time be assigned by the Board.

SECTION 7. Vice-Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned by the Board or the Chief Executive Officer.

SECTION 8. The Treasurer. The Treasurer shall:

(a)  have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)  keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

(f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board or the Chief Executive Officer.

SECTION 9. The Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

(b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board or the Chief Executive Officer.

SECTION 10. The Controller. The Controller shall:

(a) have control of all the books of account of the Corporation;

(b) keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses;

(c) keep all accounting records of the Corporation (other than the accounts of receipts and disbursements and those relating to the deposits of money and other valuables of the Corporation, which shall be kept by the Treasurer);

(d) render to the Board, whenever the Board may require, an account of the financial condition of the Corporation; and

(e) in general, perform all the duties incident to the office of Comptroller and such other duties as from time to time may be assigned by the Board or the Chief Executive Officer.

SECTION 11. Officers' Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of duties, in such amount and with such surety or sureties as the Board may require.

SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chief Executive Officer the power to fix the compensation of officers and agents appointed by him. An officer of the Corporation shall not be prevented from receiving compensation by reason of also being a director of the Corporation.

ARTICLE IV

Contracts, Checks, Drafts, Bank Accounts

SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these By-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by any officer (including any assistant officer) of the Corporation. The Board may authorize any other agent or agents to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board may determine.

SECTION 2. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by any officer or other employee of the Corporation designated by the Board.

SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money that are payable to the order of the Corporation may be endorsed assigned and delivered by any officer or agent of the Corporation.

SECTION 4. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

ARTICLE V

Shares of Stock

SECTION 1. Stock Certificates. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by such person. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice-President, and by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed such certificate shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

SECTION 2. Record of Shareholders. There shall be kept, at the office of the Corporation or at the office of its transfer agent, a record containing the names and addresses of all shareholders of the Corporation, the number of shares of stock held by each, and the dates when they became the owners of record thereof.

SECTION 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares of stock shall stand on the record of shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer.

SECTION 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

SECTION 5. Fixing of Record Date. The Board may fix, in advance, a date not more than fifty nor less than ten days before the date then fixed for the holding of any meeting of the shareholders or before the last day on which the consent or dissent of the shareholders may be effectively expressed for any purpose without a meeting, as the time as of which the shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were shareholders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix, in advance, a date not more than fifty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution of the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the shareholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the shareholders of record at the time so fixed shall be entitled to such dividend, distribution, allotment, rights or interests.

SECTION 6. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, which the owner thereof shall allege to have been lost, destroyed or mutilated. The Corporation or its transfer agent may, in its discretion, require such owner or legal representatives of the owner to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or securities as the Corporation in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York.

SECTION 7. Information to Shareholders and Others. Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding making a demand, or any person holding, or thereunto authorized by the holders of, at least five per cent of the outstanding shares of stock of the Corporation:

(a) shall, upon at least five days' written demand to the Corporation, have the right to examine in person or by agent or attorney, during usual business hours, its minutes of the proceedings of its shareholders and its record of shareholders and to make extracts, subject, however, to compliance by such person with such rules and regulations, not inconsistent with statute, as the Corporation may prescribe; and shall, upon at least five days' written request to the Corporation, be furnished by the Corporation with its balance sheet and profit and loss statement for the Corporation's fiscal year last preceding such request, as is shown in the Corporation's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Within two business days after written demand to the Corporation by any shareholder (or by any other person entitled to make such demand pursuant to statute) to inspect a current list of the directors and officers of the Corporation, the Corporation shall, within two business days after its receipt of such demand and for a period of one week thereafter, make such a list available for such inspection at its principal office during regular business hours.

ARTICLE VI

Offices

SECTION 1. Principal Office. The principal office of the Corporation within the State of New York shall be in the City of White Plains, County of Westchester, State of New York or such other place, within or without the United States as may be designated by the Board.

SECTION 2. Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of New York, as the Board shall from time to time determine or the business of the Corporation may require.

ARTICLE VII

Dividends

SECTION 1. Dividends upon the capital stock of the Corporation, subject to any provision of the Certificate of Incorporation relating thereto, may be declared by the Board at any regular or special meeting, pursuant to law.

SECTION 2. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on the last day of December in each year.

ARTICLE IX

Seal

The seal of the Corporation shall be circular in form and shall include the words and numbers: PAXAR CORPORATION Corporate Seal 1946 New York.

ARTICLE X

Contracts with Directors and Officers

No contract or other transaction between the Corporation and any other entity and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors or officers of the Corporation are directors, officers, owners or stockholders of such other entity or have a pecuniary interest or are otherwise interested in such other entity or in such contract or other transaction or in such act of the Corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, or any entity of which he may be a director, officer or stockholder, may be a party to, or may have a pecuniary interest or otherwise be interested in, any contract or transaction of the Corporation, provided that the fact that the director, individually, or such firm, association or entity is such a party or is so interested shall be disclosed or shall have been known to the Board or a majority of such members thereof as shall be present at any meeting of the Board at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other entity or who is so interested individually, or is a member of any firm or association or is a director, officer or stockholder or any entity which is a party to such contract or other transaction, or is may have a pecuniary interest or otherwise be interested, may be counted in determining the existence of a quorum at any meeting of the Board which shall authorize any such contract or transaction, and may vote thereat to authorize or ratify any such contract or transaction, with like force and effect as if said director were not such a party or not a member of such firm or association or not a director, officer or stockholder of such other entity or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated entity without regard to also being a director, officer or stockholder of such subsidiary or affiliated entity.

No contract or other transaction between the Corporation and any or all of its stockholders shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that such stockholder or stockholders have a pecuniary interest or are otherwise interested in such contract or other transaction.

ARTICLE XI

Indemnification of Officers, Directors and Others

SECTION 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended (the "BCL"), against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article XI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board. The right to indemnification conferred in this Article XI shall be a contract right and, subject to Sections 2 and 5 of this Article XI, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article XI or advance of expenses under Section 5 of this Article XI shall be made promptly and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article XI is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article XI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the BCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the BCL, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

 SECTION 3. Article Not Exclusive. The rights to indemnification granted and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of shareholders or disinterested directors or otherwise.

 SECTION 4. Insurance. The Corporation may purchase and maintain insurance to (i) indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers and other corporate personnel entitled by contract, under law or otherwise as set forth herein under this Article XI; (ii) indemnify directors and officers and other corporate personnel entitled by contract, under law or otherwise as set forth herein in instances in which they may be indemnified by the Corporation under the provisions of this Article XI; and (iii) indemnify directors and officers and other corporate personnel entitled by contract, under law or otherwise as set forth herein in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article XI.

 SECTION 5. Expenses. Expenses incurred by any person described in Section 1 of this Article XI in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition unless otherwise determined by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

SECTION 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article XI and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

 SECTION 7. Contract Rights. The provisions of this Article XI shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article XI and the relevant provisions of the Business Corporation Law. of the State of New York or other applicable law are in effect, and any repeal or modification of this Article XI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

 SECTION 8. Merger or Consolidation. For purposes of this Article XI, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 9. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director, officer or other employee of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article XI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article XI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

 SECTION 10. Saving Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 1 of this Article XI as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article XI to the full extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE XII

Amendments

These By-laws may be amended or repealed, or new By-laws may be adopted, at any annual or special meeting of the shareholders, by vote of the shareholders entitled to vote in the election of directors; provided, however, that the notice of such meeting shall have been given as provided in these By-laws, which notice shall mention that amendment or repeal of these By-laws, or the adoption of new By-laws, is one of the purposes of such meeting. These By-laws may also be amended or repealed, or new By-laws may be adopted, by the Board at any meeting thereof; provided, however, that notice of such meeting shall, have been given as provided in these By-laws, which notice shall mention that amendment or repeal of the By-laws, or the adoption of new By-laws, is one of the purposes of such meeting; and provided, further, that By-laws adopted by the Board may be amended or repealed by the shareholders as hereinabove provided.

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December 28, 2006